EXHIBIT 3.2





                             SNYDER OIL CORPORATION


                           Incorporated under the laws
                            of the State of Delaware



                                    BY LAWS
















As amended through September 16, 1997.

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                        BY-LAWS OF SNYDER OIL CORPORATION

                                    ARTICLE I

                                     OFFICES

    1.01. Registered Office. The registered office of Snyder Oil Corporation (hereinafter called the Corporation) in the State of Delaware shall be at 1013 Centre Road, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Service Company.

    1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware.


                                   ARTICLE II

                     MEETINGS OF STOCKHOLDERS: STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

    2.01. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may, subject to the provisions of Section 2.04, properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the Board) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.03.

    2.02. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman, the Vice Chairman, the President or the Secretary of the Corporation or the recordholders of at least a majority of the shares of Common Stock of the Corporation issued and outstanding, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

    2.03. Stockholders' Consent in Lieu of Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action by less than unanimous consent shall be given to those stockholders who have not consented in writing.

    2.04 Business to be Brought Before the Annual Meeting. To be properly brought before the annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.04, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.04. In addition to any other applicable requirements, for business to be brought before an annual


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meeting by a stockholder of the  Corporation,  the  stockholder  must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.04.

    The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.04, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Notwithstanding the foregoing provisions of this Section 2.04, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Notwithstanding any provision to the contrary set forth above, the provisions of this Section 2.04 shall be effective only with respect to meetings of stockholders held after December 31, 1997.

                                   ARTICLE III

                               BOARD OF DIRECTORS

    3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.


    3.02. Number and Term of Office. The number of directors shall be one or such other number as shall be fixed from time to time by the Board. The Board may designate alternate directors. Such alternate directors shall be given notice of all meetings of the Board, but will be entitled to vote only in the absence of the director for whom they are an alternate. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

    3.03. Resignation. Removal and Vacancies. Any director may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the stockholders pursuant to Section 2.03.


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    Other vacancies  occurring in the Board for any reason may be filled by vote of the stockholders or by their written consent pursuant to Section 2.03 or by vote of the Board or by the directors' written consent pursuant to Section 3.06. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office.

    3.04.  Special Board Designation..

    (a) Chairman of the Board. There shall be a Chairman of the Board, who shall be a director and who shall serve as chairman of any meeting of the Board. The Chairman of the Board shall be elected by the Board at its annual meeting or by written consent pursuant to Section 3.06, and shall serve until his successor is elected and qualified, or until his earlier death or resignation or removal as Chairman of the Board or his ceasing to be a director. The Chairman of the Board may resign at any time by giving written notice to the Board or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Chairman of the Board may be removed at any time as Chairman of the Board by the Board.

    (b) Vice Chairman of the Board. There shall be elected at the Board's discretion a Vice Chairman of the Board, who shall be a director and who shall serve as chairman of any meeting of the Board when the Chairman of the Board is unable to attend. The Vice Chairman of the Board shall be elected by the Board at its annual meeting or by written consent pursuant to Section 3.06, and shall serve until his successor is elected and qualified, or until his earlier death or resignation or removal as Vice Chairman of the Board or his ceasing to be a director. The Vice Chairman of the Board may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Vice Chairman of the Board may be removed at any time as Vice Chairman of the Board by the Board.



    3.05.  Meetings.

    (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted ail such business by written consent pursuant to Section 3.06.

    (b) Other Meetings. Other meetings of the Board shall be held at such times and places as -the Board or the Chairman of the Board shall from time to time determine.

    (c) Notice of Meetings. The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

    (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective


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notices or waivers of notice thereof.

    (e) Quorum and Manner of Acting. One-third of the total number of directors then in office (but not less two if the number of directors is greater than one) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

    (f) Organization. At each meeting of the Board, the Chairman of the Board shall act as chairman of the meeting or, in his absence, any director chosen by a majority of the directors present. The Secretary or, in his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

    3.06. Directors' Consent In Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors and such consent is filed with the minutes of the proceedings of the Board.

    3.07. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which ail persons participating in the meeting can bear each other, and anticipation in a meeting by such means shall constitute presence in person at such meeting.



    3.08.  Committees.

    (a) There shall be an Executive Committee, and Audit Committee and a Compensation Committee. The Board shall elect by the affirmative vote of a majority of the whole Board the members of each committee, who shall be directors of the Corporation, and shall designate for each committee a Chairman who shall continue at the pleasure of the Board. The number of members of each committee shall be determined from time to time by the Board.

    (b) Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules. A majority of a committee shall constitute a quorum.

    (c) In the absence or disqualification of a member of any committee, the members of such committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

    (d) All completed actions by each committee shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board; provided, however, that no acts or rights of third parties shall be affected by any such revision or alteration.

    3.09. Executive Committee. Between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs


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of the  Corporation  (except the matters  reserved by law to the whole Board and matters hereinafter assigned to the Compensation Committee), in such manner as the Executive Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board.

    3.10. Audit Committee. A majority of the members of the Audit Committee shall be independent directors. The Audit Committee shall have the power (I) to review the financial affairs and controls of the Corporation, (ii) to recommend each year to the Board of Directors independent auditor to audit the annual financial statements of the Corporation and its subsidiaries, (iii) to meet with the Corporation's auditors, (iv) to review the scope of the audit plan, (v) to discuss with the auditors the results of the Corporation's annual audit and any related matters, (vi) to review transactions posing a potential conflict of interest among the Corporation and its directors, officers and affiliates, and
(vii) to perform any other functions delegated to it by the Board of Directors in compliance with the By-laws of the Corporation.

    3.11. Compensation Committee. The Compensation Committee shall have the power to fix and determine the compensation of officers, directors and employees and create any compensation or benefit plan for officers, directors and employees, and shall have the power and authority vested in it by any compensation or benefit plan of the Corporation.

    3.12. Other Committees. The Board of Directors may, on resolution adopted by the affirmative vote of a majority of the number of directors constituting the entire Board of Directors, designate one or more directors (with such alternatives, if any, as may be deemed desirable) to constitute a committee or committees (in addition to the Executive, Audit and Compensation Committees) for any purpose and with such authority (except the matters reserved by law to the whole Board) as may be determined from time to time by resolution adopted by the Board of Directors. Actions by and meetings of any such committee shall be governed by Section 3.08 of these by-laws.

    3.13. Special Meetings. Special meetings of the executive committee may be called by the chairman of the executive committee or any member thereof at any time provided that a good faith effort has been made to give notice to each member, either personally or by mail, telephone or telegram.

    3.14 Nominations for Election as a Director. Only persons who are nominated in accordance with the procedures set forth in these bylaws and qualify for nomination pursuant to Section 3.01 shall be eligible for election by stockholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

    To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and
(ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in
Section 3.14 or public disclosure of the date of the special meeting was made, whichever first occurs.



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    Such stockholder's notice to the Secretary shall set forth:

    (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and

    (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder.

    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 3.14 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Section 3.03, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.14. The presiding officer of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    Notwithstanding the foregoing provisions of this Section 3.14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14. Notwithstanding any provision to the contrary set forth above, the provisions of this Section 3.14 shall be effective only with respect to meetings of stockholders held after December 31, 1997.


                                   ARTICLE IV

                                    OFFICERS

    4.01. Number; Title; Term of Office. The officers of the Corporation shall be a Chairman, a Vice Chairman, a Chief Executive Officer and a Chief Operating Officer (if the Board of Directors shall determine the election of any of the preceding four officers to be appropriate), a President, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation, or a resident of the State of Delaware.

    4.02. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board.


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    4.03. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board and shall hold office for such term Is may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his dudes.

    Any officer may resign at any time by giving written notice to the Board or to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

    All officers and agents elected or appointed by the Board shall be subject to removal at any tame by the Board or by the stockholders of the Corporation with or without cause.

    4.04. Vacancies. If the office of President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

    4.05. Chairman, Vice Chairman, Chief Executive Officer and Chief Operating Officer. The Chairman, if one is elected by the Board, shall have charge of the actual day to day operations and management of the Corporation and its property with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities, subject to the Board. He shall also have such further authority and powers as may be prescribed by the Board or these By-laws. The Vice Chairman, if one is elected by the Board, shall have such powers and duties as may be assigned to him by the Board or the Chairman and shall exercise the powers of the Chairman during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by the Vice Chairman in the performance of the duties of the Chairman shall be conclusive evidence of the absence or inability to act of the Chairman at the time such action was taken. The Chief Executive Officer and Chief Operating Officer, if either is elected by the Board, shall have such powers and duties as may be assigned to him by the Board or the Chairman. The Chairman and the Vice Chairman shall have the authority to assign any of their powers to any other officers of the Corporation with respect to such matters as the Chairman or Vice Chairman may deem appropriate. Any such assignment may be oral or written and may be specific or general.

    4.06. President. The President shall have such authority, powers and duties as may be prescribed by the Board, or the Chairman or these By-laws. If the Board has not elected a Chairman, the President shall exercise all of the powers and discharge all of the duties of the Chairman, including any power of the Chairman to assign any of his powers. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman shall be conclusive evidence that there is no Chairman.

    4.07.  Vice Presidents.

    (a) Executive Vice President. The Executive Vice President shall have such authority, powers and duties as may be prescribed by the Board, the Chairman or the President or these By-laws, and shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by the Executive Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

    (b) Senior Vice Presidents. Each Senior Vice President shall have such power and duties as may be assigned to him by the Board, the Chairman, the Vice Chairman, the President or the Executive Vice President,


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and (in order of their  seniority as  determined by the length of time they have held the office of Senior Vice President) shall exercise the powers of the Executive Vice President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Senior Vice President in the performance of the duties of the Executive Vice President shall be conclusive evidence of the absence or inability to act of the Executive Vice President at the time such action was taken.

    (c) Vice President. Each Vice President shall have such powers and duties as may be assigned to him by the Board, the Chairman, the Vice Chairman, the President, the Executive Vice President or a Senior Vice President.

    4.08. Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman, the President or the Executive Vice President.

    4.09. Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board, the Chairman, the President or the Executive Vice President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

    4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the shareholders in books provided for that purpose, and he shall attend to the giving and service of all notices..He may sign with the Chairman or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board.

    4.11. Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board, the Chairman, the President or the Executive Vice President. The Assistant Secretaries (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.


                                    ARTICLE V

                 CONTRACTS. CHECKS. DRAFTS. BANK ACCOUNTS. ETC.

    5.01. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees of agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any


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



purpose or to any amount.

    5.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.


                                   ARTICLE VI

                  SHARES AND THEIR TRANSFER FIXING RECORD DATE

    6.01. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of, the Corporation by the Chief Executive Officer, the President or a Senior Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

    6.02. Record. A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

    6.03.  Transfer and Registration of Stock.

    (a) The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

    (b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney "hereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

    6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the stock record books of the Corporation or at his last known post office address.

    6.05. Lost, Destroyed and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representation to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.


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



    6.06. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

    6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders' or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor, in the case of consent to corporate action in writing, more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board, not more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided. however. that the Board may fix a new record date for the adjourned meeting.





                                   ARTICLE VII

                                      SEAL

    7.01. Seal. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1989 Delaware".


                                  ARTICLE VIII

                                   FISCAL YEAR

    8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December in each year unless changed by resolution of the Board.


                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

    9.01.  Indemnification

    (a) Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, by the reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation shall be indemnified by the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein; provided, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful; except, in the case of an action, suit or


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


proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

    (b) Without limitation of any right conferred by paragraph (a) of this Section, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Corporation, shall be indemnified by the Corporation against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, or in connection with any appeal therein; provided, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

    (c) The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled or of any power of the Corporation apart from the provisions of this Section.

    9.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the manner permitted by the applicable laws of the United States and the State of Delaware from time to time in effect.


                                    ARTICLE X

                                   AMENDMENTS

    10.01. Amendments. Any by-law (including these By-laws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors or by consent of the stockholders pursuant to Section 2.03, or by vote of the Board or by the directors' written consent pursuant to Section 3.06.



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